UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2025

TRANSUITE.ORG INC.
(Exact name of registrant as specified in its charter)

Nevada	333-255178	30-1129581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

732 S 6th St # 4304 Las Vegas, NV 89101
(Address of Principal Executive Offices)

（775) 295-4295

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (2§40.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.[ ]

Item 5.01 Changes in Control of Registrant.

Effective May 23, 2025, Jinghua Song resigned as Chief Executive Officer of the Company, and Mengqing Fan resigned as Chief Financial Officer and Secretary. Upon such resignations, Mengqing Fan was appointed as Chief Executive Officer, Wei Zhen was appointed as Chief Financial Officer and Director, Jiexin Wang was appointed as Secretary, Jinghua Song as Director, Yifan Wang as Director, and Jie Zhou as Independent Director.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The disclosures set forth in Item 5.01 above are incorporated by reference into this Item 5.02(a).

The business background descriptions of the newly appointed officer and director is as follows:

Mengqing Fan – Chief Executive Officer, Director, Chairwoman of Board, President, Treasurer

Ms. Mengqing Fan obtained the Master Degree in Computer Science from California State University, combining technical expertise with strategic financial acumen. She has over twenty years of experience as an investment advisor and entrepreneur. Her career demonstrates proven leadership in driving complex transactions and operational excellence across international markets. She specializes in global business development, financial management, financing, mergers & acquisitions, restructuring, and resource integration.

Wei Zhen - Chief Financial Officer, Director

Mr. Wei Zhen obtained the Master degree from Hong Kong University of Science and Technology, and has over 15 years of cross-border experience in investment banking, asset management, and strategic consulting and investment. He has served in senior roles at listed companies in Mainland China and Hong Kong, as well as a Wall Street-based private equity fund , which managed funds with a scale of over US $5 billions. As a seasoned capital markets professional, he has been deeply involved and led multiple IPO listings, and has participated in more than 50 M&As and refinancing transactions of listed companies. His sector expertise focuses on energy and high-tech industries, with deep involvement in the internet, media & entertainment, and new energy sectors. His career demonstrates consistent success in structuring complex transactions and driving value creation across industries.

Jiexin Wang - Secretary

Ms. Jiexin Wang obtained the Bachelor degree from Beijing Jiaotong University, focusing on corporate capital operations throughout business life cycles. Achieving exceptional career progression within three years, she has led multiple projects and set her institution's record as the youngest professional in her role. Her experience spans full-cycle IPO services and M&A restructuring design across new energy, advanced manufacturing, and digital technology sectors. She possesses deep expertise in listed company governance, compliance management, and cross-functional coordination with strong risk assessment capabilities.

Jinghua Song - Director

Mr. Jinghua Song obtained the Bachelor Degree in Mathematics from Zhengzhou University. He is proficient in mathematical modeling, with over ten years of algorithm development experience. National Senior System Architect, Rich experience in hundred billions level big data mining. Started focusing on AI coding since 2013. AI Architect, with a cumulative development of 30+ AI digital underlying engine bases. deeply involved in industrial digitization and data assetization for over a decade, serving a large number of industries and enterprises.

Yifan Wang - Director

Mr.Yifan Wang has over seven years of experience in investment banking and asset management at Hong Kong-based financial institutions, currently serving as Director of a Hong Kong listed company. With dual Bachelor degrees in finance from Zhengzhou University and Fort Hays State University of USA, he holds both Chinese and Hong Kong securities practitioner qualifications. He possesses deep expertise in cross-border capital markets operations. His core competencies include strategic planning, capital deployment, risk control, compliance management, and Cross-cultural teamwork, successful leading multiple landmark financing projects to help enterprises achieve sustainable growth.

Jie Zhou - Independent Director

Mr. Jie Zhou has over twenty years of experience in global investment and corporate strategy. obtained the Master Degree from Auckland University of Technology in New Zealand, he is in leadership roles at New Zealand Real Estate Investment Limited, Wealthy Land Bella Capital Group Ltd, National Energy Crude Oil & LNG Group Ltd, and Vice Chairman of New Zealand Global Overseas Business Association . He specializes in cross-border expansion, strategic planning, asset management, and facilitating international business growth.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transuite.Org Inc.

Date: May 27, 2025	By:	/s/ Mengqing Fan
Name: Mengqing Fan
Title: CEO, Director, Chairwoman of the Board